Exhibit 99.4

Results of Operations

Comparison of the three months ended September 30, 2022 and September 30, 2021

The following table summarizes our results of operations for the three months ended September 30, 2022 and 2021:

	For the Three Months Ended September 30,		Favorable
(in thousands)	2022	2021	(Unfavorable)	% Change
Operating expenses:
Research and development	$2,334	$407	$(1,927)	(473.6%)
General and administrative	1,062	1,707	645	37.8%
Total Operating Expense	3,395	2,114	(1,282)	(60.6%)

Total Operating Loss	(3,395)	(2,114)	(1,281)	(60.6%)

Other Income (Expense), Net	(297)	236	(533)	(225.4%)

Net loss	$(3,693)	$(1,879)	$(1,814)	(96.5%)

Research and development expenses

The following table summarizes our research and development expenses for the three months ended September 30, 2022 and 2021:

	For the Three Months Ended September 30,		Favorable
(in thousands)	2022	2021	(Unfavorable)	% Change
Research and development
Personnel expenses	$166	$330	$164	49.7%
Pre-clinical operations
IC100	30	-	(30)	-
Drug manufacturing and formulation
VAR200	2	2	-	0.0%
IC100	1,928	19	(1,909)	(10061.8%)
Other costs
VAR200	171	11	(161)	(1529.9%)
IC100	36	45	9	19.4%
Total research and development	$2,334	$407	$(1,927)	(473.6%)

Research and development expenses were $2.3 million for the three months ended September 30, 2022, an increase of $1.9 million or 473% from the three months ended September 30, 2021.

Personnel expenses decreased by approximately $0.2 million, or 50%, to approximately $0.2 million for the three months ended September 30, 2022 from approximately $0.3 million for the three months ended September 30, 2021. The decrease in personnel expenses is primarily related to a decrease in stock-based compensation for options granted in the prior year to consultants that immediately vested.

Pre-clinical operations increased by approximately $30 thousand to $30 thousand for the three months ended September 30, 2022 from approximately $0.0 million for the three months ended September 30, 2021. The increase is a result of pharmacology spending occurring during the three months ended September 30, 2022.

Drug manufacturing and formulation increased by approximately $1.9 million to approximately $1.9 million for the three months ended September 30, 2022 from approximately $19 thousand for the three months ended September 30, 2021. The increase is driven by a $1.9 million purchase of materials for the anticipated batch manufacturing.

Other research and development costs increased by approximately $0.1 million to approximately $0.2 million for the three months ended September 30, 2022 from approximately $56 thousand for the three months ended September 30, 2021. The increase is driven by a consultant services.

General and administrative expenses

The following table summarizes our general and administrative (or, G&A) expenses for the three months ended September 30, 2022 and 2021:

	For the Three Months Ended September 30,		Favorable
(in thousands)	2022	2021	(Unfavorable)	% Change
General and administrative:
Personnel expenses	$772	$1,474	$702	47.6%
Legal and professional fees	167	128	(39)	(30.4%)
Rent expense	42	37	(6)	(15.0%)
Other	81	69	(12)	(18.0%)
Total general and administrative	$1,062	$1,707	$645	37.8%

General and administrative expenses were $1.1 million for the three months ended September 30, 2022, a decrease of $0.6 million or 38% from the three months ended September 30, 2021.

Personnel expenses decreased by approximately $0.7 million, or 48%, to approximately $0.8 million for the three months ended September 30, 2022 from approximately $1.5 million for the three months ended September 30, 2021. The decrease in personnel expenses is primarily related to a decrease in stock-based compensation for options granted in the prior year to a board member and consultants that immediately vested. Legal and professional fees increased by approximately $39 thousand, or 30%, to approximately $0.2 million for the three months ended September 30, 2022, from $0.1 million for the three months ended September 30, 2021 due to business combination fees which are not directly related to the transaction.

Rent expense increased by approximately $6 thousand, or 15%, to approximately $42 thousand for the three months ended September 30, 2022 from approximately $37 thousand for the three months ended September 30, 2021.

Other general and administrative expense increased by approximately $12 thousand, or 18%, to approximately $81 thousand for the three months ended September 30, 2022 from approximately $69 thousand for the three months ended September 30, 2021. The increase in other expenses is related to additional fees related to investor relations.

Other (Income) and Expense

The following table summarizes interest and other income (expense), net for the three months ended September 30, 2022 and 2021:

	For the Three Months Ended Septemer 30,		Favorable
(in thousands)	2022	2021	(Unfavorable)	% Change
Other Expense
Interest expense	$69	$224	$155	69.1%
Change in fair value of derivative liability	228	(247)	(475)	(192.5%)
Gain on forgiveness of PPP Loan	-	(213)	(213)	(100.0%)
Total Other Expense, Net	$297	$(236)	$(533)	(226.3%)

Total other expense, net was $0.3 million during the three months ended September 30, 2022, an increase of $0.5 million or 227% compared to the three months ended September 30, 2021. The change was a result of reduced interest expense of $74 thousand due to the conversion of the 2021 Notes in July 2022 and an increased loss from the change in the fair value of the derivative liability of $0.5 million and other income in prior year for gain on the forgiveness of the PPP Loan of $0.2 million.

Comparison of the Nine Months Ended September 30, 2022 and 2021

The following table summarizes our results of operations for the nine months ended September 30, 2022 and 2021:

	For the Nine Months Ended September 30,		Favorable	%
(in thousands)	2022	2021	(Unfavorable)	Change
Operating expenses:
Research and development	$4,120	$1,490	$(2,630)	(176.5)%
General and administrative	4,527	4,437	(90)	(2.0)%
Total Operating Expense	8,647	5,928	(2,720)	(45.9)%

Total Operating Loss	(8,647)	(5,928)	(2,719)	(45.9)%

Other Income (Expense), Net	(798)	(187)	(611)	(325.3)%

Net loss	$(9,445)	$(6,115)	$(3,330)	(54.5)%

Research and development expenses

The following table summarizes our research and development expenses for the nine months ended September 30, 2022 and 2021:

	For the Nine Months Ended September 30,		Favorable	%
(in thousands)	2022	2021	(Unfavorable)	Change
Research and development
Personnel expenses	$916	$984	$68	6.9%
Clinical operations
VAR200	(100)	5	105	1965.5%
Pre-clinical operations
IC100	60	161	101	62.9%
Drug manufacturing and formulation
VAR200	8	22	16	67.37%
IC100	2,949	133	(2,818)	(2149.5)%
Other costs
VAR200	194	32	(162)	(514.7)%
IC100	94	154	60	38.8%
Total research and development	$4,120	$1,490	$(2,630)	(176.5)%

Research and development expenses were $4.1 million for the nine months ended September 30, 2022, an increase of $2.6 million or 176.5% from the nine months ended September 30, 2021.

Personnel expenses decreased by approximately $0.1 million, or 7%, to approximately $0.9 million for the nine months ended September 30, 2022 from approximately $1.0 million for the nine months ended September 30, 2021. The decrease in personnel expenses is primarily related to a decrease in stock-based compensation of approximately $0.1 million as a result of options granted in the prior year to consultants that immediately vested.

Clinical operations decreased by approximately $105 thousand, or 1966%, for the nine months ended September 30, 2022 from approximately $5 thousand for the nine months ended September 30, 2021. The decrease in clinical operations is primarily related to a credit received from a vendor for work that was not completed due to the COVID-19 pandemic.

Pre-clinical operations decreased by approximately $0.1 million to $0.1 million for the nine months ended September 30, 2022 from approximately $0.2 million for the nine months ended September 30, 2021. The decrease is a result of minimal pharmacology spending occurring during the nine months ended September 30, 2022.

Drug manufacturing and formulation increased by approximately $2.8 million to approximately $2.9 million for the nine months ended September 30, 2022 from approximately $0.1 million for the nine months ended September 30, 2021. The increase is driven by a $2.5 million purchase of materials for the anticipated batch manufacturing.

Other research and development costs increased by approximately $0.1 million to approximately $0.3 million for the nine months ended September 30, 2022 from approximately $0.2 million for the nine months ended September 30, 2021. The increase is driven by a consultant services.

General and administrative expenses

The following table summarizes our general and administrative (or, G&A) expenses for the nine months ended September 30, 2022 and 2021:

	For the Nine Months Ended September 30,		Favorable	%
(in thousands)	2022	2021	(Unfavorable)	Change
General and administrative:
Personnel expenses	$3,549	$3,570	$21	0.6%
Legal and professional fees	675	493	(182)	(36.9)%
Rent expense	119	111	(8)	(6.8)%
Other	185	264	79	30.2%
Total general and administrative	$4,527	$4,437	$(90)	(2.0)%

General and administrative expenses were $4.5 million for the nine months ended September 30, 2022, an increase of $0.1 million or 2% from the nine months ended September 30, 2021.

Personnel expenses decreased by approximately $21 thousand, or 0.6%, to approximately $3.5 million for the nine months ended September 30, 2022 from approximately $3.6 million for the nine months ended September 30, 2021.

Legal and professional fees increased by approximately $0.2 million, or 37%, to approximately $0.7 million for the nine months ended September 30, 2022, from $0.5 million for the nine months ended September 30, 2021 due to business combination fees which are not directly related to the transaction.

Rent expense increased by approximately $8 thousand, or 7%, to approximately $119 thousand for the nine months ended September 30, 2022 from approximately $111 thousand for the nine months ended September 30, 2021.

Other general and administrative expense decreased by approximately $79 thousand, or 30%, to approximately $185 thousand for the nine months ended September 30, 2022 from approximately $264 thousand for the nine months ended September 30, 2021. The decrease in other expenses is primarily related to approximately $50 thousand reduction in advisory service fees in addition to approximately $20 thousand in board fees due to the retirement of the chairman of the board of directors.

Other (Income) and Expense

The following table summarizes interest and other income (expense), net for the nine months ended September 30, 2022 and 2021:

	For the Nine Months Ended September 30,		Favorable	%
(in thousands)	2022	2021	(Unfavorable)	Change
Other Expense
Interest expense	$378	$617	$239	(38.7)%
Change in fair value of derivative liability	421	(216)	(637)	(294.8)%
Gain on forgiveness of PPP Loan	-	(213)	(213)	(100.0)%
Total Other Expense, Net	$798	$187	$(611)	(325.3)%

Total other expense, net was $0.8 million during the nine months ended September 30, 2022, an increase of $0.6 million or 326% compared to the nine months ended September 30, 2021. The change was a result of reduced interest expense of $0.4 million due to the conversion of the 2021 Notes in July 2022 and an increased loss from the change in the fair value of the derivative liability of $0.6 million and other income in prior year for gain on the forgiveness of the PPP Loan of $0.2 million.

Cash Flows

The following table summarizes our cash flows from operating, investing and financing activities for the nine months ended September 30, 2022 and 2021:

	September 30,		Increase
(in thousands)	2022	2021	(decrease)
Net cash provided by (used in)
Operating activities	$(1,078)	$(4,460)	$3,382
Financing activities	$1,353	$5,230	(3,877)

Cash Flows from Operating Activities

Net cash used in operating activities for the nine months ended September 30, 2022 and 2021 was approximately $1.1 million and $4.5 million, respectively. During the nine months ended September 30, 2022 and 2021, the net cash used in operating activities was primarily attributable to the net loss from continuing operations of approximately $9.4 million and $6.1 million, respectively, offset by $3.6 million and $3.2 million, respectively, of net non-cash expenses the majority of which was driven by stock based compensation, and approximately $4.8 million and ($1.5) million, respectively, of cash provided by/(used in) changes in the levels of operating assets and liabilities, respectively.

Net Cash Provided by Financing Activities

Net cash provided by financing activities for the nine months ended September 30, 2022 was approximately $1.4 million compared to approximately $5.2 million for the nine months ended September 30, 2021. Cash provided by financing activities during the nine months ended September 30, 2022 represented proceeds from the issuance of preferred stock in private placement of $1.4 million. During the nine months ended September 30, 2021, we received $5.2 million of proceeds from the issuance of convertible notes payable.